UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2006
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California	000-22430	94-2942251
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

46897 Bayside Parkway, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 661-5000
Not Applicable
(Former Name or Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 18, 2006, Asyst Technologies, Inc. issued a press release, attached to this report as Exhibit 99.1, reporting that, as expected, it received a letter from the Nasdaq Listing Qualifications Department on August 14, 2006, indicating that Asyst is not in compliance with the filing requirements for continued listing on the Nasdaq Global Market as set forth in Nasdaq Marketplace Rule 4310(c)(14). This is because of the company’s previously announced delay in filing its quarterly report on Form 10-Q for its quarter ended June 30, 2006.
As previously announced, the company received a similar letter on June 30, 2006, related to the delayed filing of its Form 10-K for the fiscal year ended March 31, 2006. The company made a timely request for a hearing before a Nasdaq Listings Qualifications Panel to address that filing delay. A hearing has been scheduled for Aug. 31, 2006. The latest Nasdaq letter indicates that the company should address at the hearing its views with respect to this additional filing deficiency and that Nasdaq will consider this matter in rendering a determination regarding the company’s continued listing on the Nasdaq Global Market.
The company expects at the Nasdaq hearing to request additional time to remedy its filing delinquency; however there can be no assurance that Nasdaq will grant additional time or that Nasdaq will not seek to de-list the company’s stock from the Nasdaq Global Market.
As announced in our press release issued August 3, 2006, and reported in our Form 12b-25 filed with the SEC on August 10, 2006, the company is not in a position to report financial results or file its Form 10-Q for the fiscal first quarter ended June 30, 2006, or file its Form 10-K for the fiscal year ended March 31, 2006, until a special committee of independent directors completes its previously announced inquiry into the company’s past stock option grants and practices, and we complete the related accounting review.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:
99.1	Press release titled “Asyst Technologies Receives Nasdaq Letter Related to Previously Announced Delayed Results”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: August 18, 2006	By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release titled “Asyst Technologies Receives Nasdaq Letter Related to Previously Announced Delayed Results”